UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): January 18, 2005

RUBY TUESDAY, INC.
(Exact Name of Registrant as Specified in Charter)

Georgia	1-12454	63-0475239
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 West Church Avenue Maryville, Tennessee 37801 (Address of Principal Executive Offices)

(865) 379-5700 (Registrant’s Telephone Number, Including Area Code)

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instructions A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On January 5, 2005, the Board of Directors of Ruby Tuesday, Inc., a Georgia corporation (the “Registrant”), approved the adoption of the Ruby Tuesday, Inc. 2005 Deferred Compensation Plan (the “Plan”), effective as of January 1, 2005, and froze the existing deferred compensation plan, the Ruby Tuesday, Inc. Restated Deferred Compensation Plan (the “Predecessor Plan”), effective as of December 31, 2004, in order to satisfy the requirements of the new Code Section 409A of the Internal Revenue Code of 1986, as amended, enacted as part of the American Jobs Creation Act of 2004 (“AJCA”).

         Like the Predecessor Plan, the Plan is an unfunded, non-qualified deferred compensation plan that provides Eligible Employees, defined as any person who is a “highly compensated employee” within the meaning of Section 414(q) of the Internal Revenue Code of 1986, as amended, the opportunity to defer a specified percentage of their cash compensation. The amount of compensation to be deferred by each participant in the Plan (each, a “Participant”) will be determined in accordance with the Plan based on elections by each Participant. Under the terms of the Plan, a Participant may elect from among the following methods of distribution: (i) a lump sum payment, and (ii) substantially equal annual or monthly installments over a period not to exceed ten years commencing in January of the year of the Participant’s choice. The deferrals will be invested in a fund managed by a trustee and invested in an investment fund established by the Plan administrator for the investment of Plan accounts.

         If a Participant terminates employment, to the extent permitted by the AJCA, the Participant may elect to accelerate the payment of the distribution so that payment is made or commences at a time that is as soon as reasonably practicable following the termination of employment. If a Participant terminates employment due to death, to the extent permitted under the AJCA, the Participant’s beneficiary or beneficiaries may elect to accelerate the time of payment of the deceased Participant’s Plan account to a time that is no later than 60 days after the death of the Participant. In addition, if, upon the written application of a Participant, the Plan administrator determines that such Participant has a financial emergency of such a substantial nature and beyond the individual’s control that payment of amounts previously deferred under the Plan is warranted, the Plan administrator, in its sole discretion, may authorize the immediate distribution to the Participant of all or a portion of his or her Plan account.

         The Registrant reserves the right to amend or terminate the Plan at any time, except that no such amendment or termination shall adversely affect the right of the Participant to the balance of his or her deferred account as of the date of such amendment or termination. All compensation deferred under the Plan will continue for all purposes to be a part of the general assets of the Registrant and the Participant’s Plan account will at all times represent the general obligation of the Registrant.

         Amounts deferred prior to December 31, 2004 and the related participants’ accounts will continue to be governed by the terms and conditions of the Predecessor Plan.

        A copy of the Plan is attached hereto as Exhibit 10.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

          (c) Exhibits.

EXHIBIT	DESCRIPTION
10.1	Ruby Tuesday, Inc. 2005 Deferred Compensation Plan.

      SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ruby Tuesday, Inc. (Registrant)
By: /s/ Marguerite N. Duffy Marguerite N. Duffy Senior Vice President and Chief Financial Officer

Date: January 18, 2005